EXHIBIT 10.1

[Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the
Commission pursuant to Rule 24b-2 of the Securities Act of 1934.]

AMENDMENT TO PURCHASE AND SUPPLY AGREEMENT

This AMENDMENT TO PURCHASE AND SUPPLY AGREEMENT (this “Amendment”) is made effective as of the 6th day of February, 2006, by and among Cirrus Design Corporation (“Cirrus”) and Ballistic Recovery Systems, Inc. (“BRS”). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Purchase and Supply Agreement (as defined below).

BACKGROUND

A.            Cirrus and BRS are parties to that certain Purchase and Supply Agreement dated as of September 17, 1999 (the “Purchase and Supply Agreement”).

B.            The parties desire to amend certain sections of the Purchase and Supply Agreement as set forth below to change the terms regarding product liability indemnification and certain supply and pricing terms.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties agree as follows:

1.             Appendix A to the Purchase and Supply Agreement is deleted in its entirety and restated in its entirety as indicated on EXHIBIT 1 hereto. To the extent there is a conflict between the terms and conditions of the restated Appendix A attached hereto as EXHIBIT 1 and the Purchase and Supply Agreement, the restated Appendix A shall prevail.

2.             Section 22 (INSURANCE AND INDEMNIFICATION OF BRS) is hereby added to the Purchase and Supply Agreement as follows:

22.           INSURANCE AND INDEMNIFICATION OF BRS

22.1         Insurance - Cirrus shall maintain at all times during the term of this Agreement a products liability insurance policy in an amount of not less than $10 million. At BRS’s request, Cirrus shall furnish BRS a certificate of insurance indicating that such insurance policy is in full force and effect. Cirrus shall supply BRS with 90 days’ notice of any change or cancellation of such policy.

22.2         Indemnification of BRS - Cirrus and BRS acknowledge that Cirrus is the owner and type certificate holder for the Cirrus Airframe Parachute System (“CAPS”) and that Cirrus is wholly responsible for the design, sale, installation, warnings, training, and instructions for operation of CAPS. Accordingly, Cirrus agrees to indemnify, defend and hold BRS harmless from any and all actions, causes of action, claims, demands, costs, losses, liabilities, expenses

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and damages (excepting attorneys fees incurred by BRS without the express written approval of Cirrus) arising out of or in connection with any claim for personal injury or property damage alleged to have been caused by any defect in any CAPS component (including, but not limited to, design, manufacture, training, and installation), supplied by BRS during the term of this Supply Agreement, and installed on a Cirrus aircraft, regardless of whether such claim is couched as a breach of warranty, negligence, or strict liability claim and regardless of whether the claim has been filed or served.

Notwithstanding anything contained in Paragraph 22.2, Cirrus’ obligation to defend and indemnify BRS pursuant to Paragraph 22.2 shall be subject to the following conditions:

a.             BRS provides Cirrus with prompt written notice of any claim;

b.             Cirrus shall have sole authority to select counsel and control BRS’s defense.

22.3         BRS understands that Cirrus and BRS will be defended by common counsel and BRS waives any claim of conflict of interest that may arise out of the defense of BRS and Cirrus by such common counsel. Such waiver shall apply to claims to which Paragraph 22.2 applies as well as to other, future litigation to which BRS and Cirrus are parties but to which the indemnification contained in Paragraph 22.2 is inapplicable. Accordingly, this subparagraph 22.3 shall survive any termination or expiration of this Agreement.

22.4         Cirrus shall have sole authority to control the defense of all claims and any related settlement negotiations. Cirrus shall not be responsible for any settlement made without its written consent.

22.5         Cirrus’ obligation to indemnify shall cease immediately upon BRS’ failure to make material shipments of goods to Cirrus, material breach of the underlying Supply Agreement or, with respect to BRS, any of the following events:

a.             Merger;

b.             Sale of all or substantially all assets associated with the production of CAPS components;

c.             Bankruptcy;

d.             Insolvency.

Notwithstanding anything contained in Paragraph 22.2, Cirrus’ obligation to indemnify shall not extend to claims for punitive or exemplary damages or damages for willful, grossly negligent, or wanton conduct. To the extent that punitive or exemplary or willful, grossly negligent, or wanton conduct damages claims have been asserted, counsel selected to defend Cirrus will defend such claims unless BRS, at its sole expense, elects to retain separate counsel to defend BRS solely with respect to punitive damages claims.

Notwithstanding anything contained in Paragraph 22.2, Cirrus’ obligation to indemnify and defend BRS shall not extend to claims for economic losses. Economic losses are

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losses for damage or injury solely to the aircraft or any component thereof, as well as consequential damages arising from such economic loss.

3.             Section 23 (EXCLUSIVITY FOR 3,600 POUND SYSTEM) is hereby added to the Purchase and Supply Agreement as follows:

23.           EXCLUSIVITY FOR 3,600 POUND SYSTEM

BRS shall provide Cirrus limited exclusivity for a 3,600-pound CAPS system for a 12-month period beginning the date Cirrus introduces to the market or otherwise offers for sale, a Cirrus airplane that contains the 3,600-pound CAPS system. This one-year exclusivity is limited as follows:

a.             Cirrus must consent and approve during such 12-month period of any sale of a 3,600-pound aircraft recovery system to a general aviation aircraft manufacturer other than Cirrus.

b.             In addition to any credits indicated under Appendix A hereof, to the extent BRS sells any 3,600-pound aircraft recovery system to a general aviation manufacturer other than Cirrus during such 12-month period, BRS must pay Cirrus a mutually agreed upon royalty of $[***] for each 3,600-pound aircraft recovery system sold.

4.             Except as expressly provided herein, nothing in this Amendment shall be deemed to waive or modify any of the provisions of the Purchase and Supply Agreement, or any amendment or addendum thereto, and the Purchase and Supply Agreement will remain unchanged and in full force and effect. In the event of any conflict between the Purchase and Supply Agreement and this Amendment, this Amendment shall prevail.

5.             This Amendment shall be binding upon any assignee, transferee, successor or assign of any parties to the Purchase and Supply Agreement.

6.             BRS shall not disclose the existence, terms or conditions of this Amendment to Purchase Supply Agreement or the original Purchase and Supply Agreement without the prior written consent of Cirrus.

7.             This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the executing party with the same force and effect as if such facsimile signature page were an original thereof.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Purchase and Supply Agreement as of the date first written above.

CIRRUS DESIGN CORPORATION:

By:	/s/ Brent Wouters	2/6/06
Name:	Brent Wouters
Title:	Chief Financial Officer

BALLISTIC RECOVERY SYSTEMS, INC.

By:	/s/ Larry Williams
Name:	Larry Williams
Title:	Chief Executive Officer

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EXHIBIT 1

APPENDIX A
CERTAIN PURCHASE/PRICING TERMS

TO THE EXTENT THERE IS A CONFLICT BETWEEN THE TERMS AND CONDITIONS OF THIS APPENDIX A AND THE PURCHASE AND SUPPLY AGREEMENT (WITH EXHIBITS), THIS APPENDIX A SHALL PREVAIL.

1.             Cirrus agrees that all purchase orders for CAPS must be delivered to BRS at least 12 months in advance of the scheduled delivery date.

2.             Cirrus agrees that NBRS shall bepaid net 15 days of delivery of CAPS to Cirrus.

3.             The fully delivered fixed contract price of CAPS (“Fixed Contract Price”) shall be as follows:

CAPS – SR20	$[***]

CAPS – SR22	$[***]

CAPS – SR20 Fleet	$[***] (NOTE: Volume not to exceed 10% of total orders in any one given month unless mutually agreed to by Cirrus and BRS.)

4.             The parties agree that the Fixed Contract Price shall be adjusted as follows:

a.             A credit of $[***] will be applied by BRS for each CAPS unit provided that the indemnification is provided as indicated in Section 22 (INSURANCE AND INDEMNIFICATION OF BRS) of the Purchase and Supply Agreement, as amended. This credit shall be independent of any credit indicated in 4(b) of Appendix A hereof.

b.             Provided Cirrus orders an average of 13 CAPS per week (based upon the average over a rolling 90-day period), a credit of $[***] will be applied by BRS to each CAPS unit provided.

5.             BRS shall credit Cirrus $[***] for each 3,600-pound aircraft recovery system that BRS sells to a manufacturer of general aviation aircraft, other than Cirrus, over a 12-month period beginning from the date Cirrus first offers for sale a Cirrus product which utilizes such 3,600 pound aircraft recovery system.

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